UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2023

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, NY	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

(212) 578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 25, 2023, MetLife, Inc., a Delaware corporation (the “Company”) issued a news release announcing that two of its subsidiaries, Metropolitan Life Insurance Company, a New York-domiciled insurance company (“MLIC”), and Metropolitan Tower Life Insurance Company, a Nebraska-domiciled insurance company (“MTL” and, together with MLIC, the “Ceding Companies”), entered into a Master Transaction Agreement (the “Master Agreement”) with Commonwealth Annuity and Life Insurance Company, a Massachusetts-domiciled corporation (“CwA”), and First Allmerica Financial Life Insurance Company, a Massachusetts-domiciled insurance company (“FAFLIC” and, together with CwA, the “Reinsurers”), and the transactions contemplated thereby. Additional details about this transaction can be found in such news release, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In addition, the slide presentation attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference, will be presented at MetLife, Inc.’s investor conference related to this transaction on May 25, 2023.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 25, 2023, MLIC and MTL entered into the Master Agreement, pursuant to which, among other things, at the closing of the transactions contemplated thereby, (i) MLIC and FAFLIC will enter into a coinsurance and modified coinsurance agreement (the “MLIC Reinsurance Agreement”) and (ii) MTL and CwA will enter into a coinsurance and modified coinsurance agreement (the “MTL Reinsurance Agreement” and, together with the MLIC Reinsurance Agreement, the “Reinsurance Agreements”), pursuant to which, upon the terms and subject to the conditions set forth therein, the applicable Ceding Company will cede to the applicable Reinsurer, and the applicable Reinsurer will reinsure, on a combined coinsurance and modified coinsurance basis, (x) solely in the case of MLIC, 25% of the reinsured liabilities (as described in the Master Agreement) with respect to certain retail universal life insurance policies with secondary guarantees described therein, the remaining portion of which are reinsured to MetLife Reinsurance Company of Vermont, and (y) in the case of both MLIC and MTL, 100% of the reinsured liabilities with respect to other retail universal life, universal life with supplemental guarantees and variable universal life insurance policies and retail fixed deferred annuities and fixed and variable immediate annuity contracts described therein (the “Reinsured Contracts”).

In connection therewith, at the closing of such transactions, MLIC and FAFLIC will enter into a trust agreement with U.S. Bank National Association (the “Trustee”) (the “MLIC Trust Agreement”) and MTL and CwA will enter into a trust agreement with the Trustee (the “MTL Trust Agreement” and, together with the MLIC Trust Agreement, the “Trust Agreements”), pursuant to which, upon the terms and subject to the conditions set forth therein, the applicable Reinsurer will establish with the Trustee a trust account for the benefit of such applicable Ceding Company to collateralize its obligations under the applicable Reinsurance Agreement (each a “Trust Account” and, together, the “Trust Accounts”), and assets supporting the general account liabilities relating to the applicable Reinsured Contracts will be deposited into the applicable Trust Account. Each Ceding Company will reinsure the separate accounts relating to the Reinsured Contracts on a modified coinsurance basis. CwA will provide a guarantee of FAFLIC’s payment obligations to MLIC and trust funding obligations under the MLIC Reinsurance Agreement. In addition, the investment of assets in the Trust Accounts will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The Reinsurance Agreements will also contain additional counterparty risk management and mitigation provisions.

In consideration of MLIC and MTL entering into the applicable Reinsurance Agreement and the transactions contemplated thereby, MLIC and MTL will each receive an aggregate ceding commission of $1,770 million, in the case of MLIC, and $480 million, in the case of MTL, in each case subject to adjustments as contemplated by the Master Agreement, based primarily on changes in the equity markets between a valuation date and the closing of the transactions.

Under the terms of the Master Agreement, at the closing of the transactions, MetLife Investment Management, LLC, an affiliate of the Company (“MIM”), will enter into an investment advisory agreement with each of CwA and FAFLIC, pursuant to which MIM will be the preferred investment manager for approximately 40% of the general account assets to be transferred to the Trust Accounts upon closing, for a minimum of five years, subject to certain provisions and exceptions. MLIC and MTL or their affiliates will each continue to administer the applicable Reinsured Contracts.

The Master Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties in the Master Agreement are the product of negotiation among the parties to the Master Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Master Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Master Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Master Agreement. Consequently, persons other than the parties to the Master Agreement may not rely upon the representations and warranties in the Master Agreement as characterizations of actual facts or circumstances as of the date of the Master Agreement or as of any other date. Each of the Ceding Companies and Reinsurers has agreed to indemnify the relevant other party and its respective affiliates with respect to certain losses arising out of or resulting from breaches of its representations, warranties and covenants, as well as for certain other matters.

The transactions are expected to close in the second half of 2023. The consummation of the closing under the Master Agreement is subject to the satisfaction or waiver of customary closing conditions specified in the Master Agreement, including, among other things, (i) the receipt of required regulatory approvals, without imposing a burdensome condition, and (ii) absence of a material adverse effect on the Reinsurers (in the case of the Ceding Companies) or on the business of the Reinsured Contracts (in the case of the Reinsurers), subject to certain exceptions and qualifications.

Also on May 25, 2023, the Company announced that its Board of Directors approved an additional $1 billion authorization to repurchase its common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	News Release of MetLife, Inc., dated May 25, 2023

99.2	Slide presentation to be presented at MetLife, Inc.’s investor conference on May 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: May 25, 2023

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